UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report                                                                                                April 23, 2004

Budgethotels Network, Inc

(Exact name of registrant as specified in its chapter)

Nevada                                                     000-26909                                           91-1280046

(State of incorporation)                 (Commission File Number)                         (IRS Employer #)

1-800-548-4432

( Telephone Number )

1260 Hornby Street

Vancouver, B.C.

Canada, V6Z 1W2

(Principal Address)

ITEM 4. Changes in Registrant’s Certifying Accountant

 On April 7, 2004, the audit committee of the Board of Directors of Budgethotels Network, Inc. (“Budgethotels”), with the approval of the Board of Directors, dismissed HJ & Associates, LLC (“HJ”) as Budgethotels independent auditor and approved the selection of HLB Cinnamon Jang Willoughby to serve as Budgethotels’ independent auditor for the fiscal year ended November 30, 2004.

HJ’s reports on Budgethotels’ consolidated financial statements for each of the years ended November 30,2003 and November 30, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainity, audit scope or accounting principles. HJ’s reports did state that “the Company has suffered recurring losses from operations and its total liabilities exceeds its total liabilities. These items raise substantial doubt about the Company’s ability to continue as a going concern.”

During the years ended November 30,2003 and November 30, 2002 and through the date hereof, there were no disagreements with HJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to HJ’s satisfaction, would have caused it to make reference to the subject matter in connection with its report on Budgethotels’ consolidated financial statements for such years. There were no reportable events as defined in Item 304(a)(1)(v)

Budgethotels has provided HJ with a copy of the foregoing disclosures. A letter addressed to the Securities and Exchange Commission is included as an exhibit to this Current Report on Form 8-K/A.

ITEM 7. Exhibits

Exhibit Number         Description of Exhibit

16.1                            Letter from HJ & Associates to the SEC

                                   dated April 26, 2004 regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date:         April 23  , 2004                          BUDGETHOTELS NETWORK, INC

                                                                                (Registrant)

                                                                          “William P. McLaws”

                                                                  ____________________________

                                                                                    (Signature)

                                                                           William P. McLaws

                                                                                    President